                                                                       EXECUTION

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. PRIOR TO ANY SALE OR TRANSFER OF THIS CERTIFICATE, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SALE OR TRANSFER, THE H OLDER HEREOF SHALL HAVE DELIVERED TO THE ISSUER HEREOF (THE "COMPANY") AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

THE SECURITIES REPRESENTED BY THIS NOTE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS HEREOF. A COPY OF SUCH RESTRICTIONS SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                               J.L. FRENCH AUTOMOTIVE
                                    CASTINGS, INC.

                           7.50 % CONVERTIBLE SUBORDINATED
                                    PROMISSORY NOTE
                              --------------------------

Date of Issuance:  October 15, 1999                                  $30,000,000


     J.L. French Automotive Castings, Inc., a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of Tower Automotive, Inc. the principal amount of $30,000,000 together with interest thereon calculated from the date hereof in accordance with the provisions of this Note. For purposes hereof, "NOTES" shall mean this Note and any Note issued upon transfer of all or any portion of this Note.

          1.   PAYMENT OF INTEREST.

          (a)  INTEREST RATE.  Interest shall accrue at the rate of seven and
one-half percent (7.50%)   per annum (computed on the basis of a 360-day year
and the actual number of days elapsed in any year) on the unpaid principal amount of this Note outstanding from time to time, or (if less) at the highest rate then permitted under applicable law.

          (b) PAYMENT. The Company shall pay to the holder of this Note all accrued interest on the last day of each December, March, June and September, beginning December 31,

1999; PROVIDED, HOWEVER, that, if a Constraining Circumstance exists and is continuing on such payment date, only those funds which could be paid without a Constraining Circumstance occurring and continuing shall be used to pay interest to the holders of the Notes. Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note until such interest is paid. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made. Interest shall accrue on any principal payment due under this Note until such time as payment therefor is actually delivered to the holder of this Note.

          2.   PAYMENT OF PRINCIPAL ON NOTE.

          (a) SCHEDULED PAYMENTS. The Company shall pay the principal amount of this Note (or if the principal amount then outstanding on this Note is less than such amount, the remaining principal then outstanding), together with all accrued and unpaid interest on October 15, 2009. The obligation of the Company to make payment on the foregoing date is hereinafter referred to as the "SCHEDULED PAYMENT."

          (b) PREPAYMENTS. The Company may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of the Notes; provided that (A) such prepayment is not prohibited by the provisions of paragraph 3 hereof and (B) the Company has paid all interest on the Notes accrued through the immediately preceding scheduled interest payment date. In connection with each prepayment of principal hereunder, the Company shall also pay all accrued and unpaid interest on the principal amount of the Notes being repaid. To exercise its option to make any optional prepayment hereunder, the Company must give the holder hereof written notice of such prepayment not less than five days and not more than thirty days prior to the date fixed for such prepayment, specifying the date of proposed prepayment, the aggregate principal amount of all Notes to be prepaid on such date, the aggregate amount of interest to be paid with such aggregate prepayment of principal on such date, the principal amount of this Note to be prepaid on such date, and the amount of interest to be paid with such prepayment of
principal on this Note.   The holder of this Note may elect to convert all or a
portion of the principal amount of this Note rather than receive such prepayment. In the event of such election, the holder shall deliver to the Company in person or by registered or certified mail, return receipt requested, such holder's Note on or prior to the date of prepayment and such conversion shall be effected in accordance with the terms of paragraph 6 hereof.

          3.   SUBORDINATION.

          (a)  EXTENT OF SUBORDINATION.

               (i) The Subordinated Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined in paragraph (ii) below) to all Senior Obligations.

               (ii)  "SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT" means that:

               (A) no part of the Subordinated Obligations shall have any claim to the assets or securities of the Company on a parity with or prior to the claim of the Senior Obligations; and

               (B) unless and until the Senior Obligations have been paid in full in cash and the Commitments under the Senior Credit Agreement have been terminated, without the express prior written consent of the Administrative Agent, the holders of this Note will not take, demand or receive from the Company, and the Company will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Subordinated Obligations, including, without limitation, any guarantee, letter of credit or similar credit support facility to support payment of the Subordinated Obligations; PROVIDED, HOWEVER, except upon the occurrence and during the continuance of a payment default under the Senior Credit Agreement or an Event of Default (as defined in the Senior Credit Agreement), the Company may make, and the holder of this Note may receive, scheduled payments on account of interest on this Note in accordance with the terms thereof as in effect on the date hereof; and

               (C) the holder of this Note will not accelerate for any reason payment of any amount owing under this Note; PROVIDED; HOWEVER, that upon the occurrence of an acceleration of all amounts owed under the Senior Credit Agreement the holder of this Note may accelerate the Schedule Payment, together with any accrued and unpaid interest.

          (b)  ADDITIONAL PROVISIONS CONCERNING SUBORDINATION

               (i)   Upon the occurrence of any Insolvency Event:

               (A) all Senior Obligations shall be paid in full in cash before any payment or distribution is made with respect to the Subordinated Obligations; and

               (B) any payment or distribution of assets or securities of the Company, whether in cash, property or securities, to which the holder of this Note would be entitled except for the provisions hereof, shall be paid or delivered by the Company, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Administrative Agent, for the account of the Senior Lenders, to the extent necessary to pay in full in cash all Senior Obligations, before any payment or distribution shall be made to the holders of this Note.

               (ii) If any payment or distribution, whether consisting of money, property or securities, shall be collected or received by the Subordinated Lender or any other holder of this Note in respect of the Subordinated Obligations, except payments permitted to be made at the time of payment as provided in paragraph 3(a)(ii)(B), the Subordinated Lender or such holder forthwith shall deliver the same to the Administrative Agent for the account of the Senior Lenders, in the form received, duly indorsed to the Administrative Agent, if required, to be applied to the payment or prepayment of (or, in the case of unmatured obligations in respect of letters of credit, as collateral for) the Senior Obligations until the Senior Obligations are paid in full in cash. Until so delivered, such payment or distribution shall be held in trust by the Subordinated Lender or such holder as the property of the Senior Lenders, segregated from other funds and property held by the Subordinated Lender or such holder.

          (c)  SUBROGATION.   Subject to the payment in full in cash of the
Senior Obligations (other than any indemnification obligations under the Senior Credit Agreement not due and payable), the Subordinated Lender shall be subrogated to the rights of the Senior Lenders to receive payments or distributions of assets or securities of the Company in respect of the Senior Obligations until the Senior Obligations (other than any indemnification obligations under the Senior Credit Agreement not due and payable) shall be paid in full in cash. For the purposes of such subrogation, payments or distribution to the Administrative Agent, for the account of the Senior Lenders, of any money, property or securities to which the Subordinated Lender would be entitled except for the provisions hereof shall be deemed, as between the Company and its creditors other than the Senior Lenders and the Subordinated Lender, to be a payment by the Company to or on account of Subordinated Obligations, it being understood that the provisions hereof are, and are intended solely, for the purpose of defining the relative rights of the Subordinated Lender, on the one hand, and the Senior Lenders, on the other hand.

          (d) The subordination provisions of this Note are not intended to impact the rights of the holder of this Note to convert this Note into common equity of the Company in accordance with Section 6 hereof.

          4.   EVENTS OF DEFAULT.

          (a) DEFINITION. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

               (i) the Company fails to pay when due and payable (whether at maturity or otherwise) the full amount of any principal payment on any Note;

               (ii) the Company fails to perform or observe any other provision contained in the Notes, and such failure is not cured within 30 days after the occurrence hereof;

               (iii) any representation or warranty, or any writing furnished by the Company to any holder of the Notes, is false or misleading in any material respect on the date made or furnished;

               (iv) the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Company or any Subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either
(A) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days; or

               (v)   a Change of Control occurs.

          The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          (b)  CONSEQUENCES OF EVENTS OF DEFAULT.

               (i) Subject to the provisions of paragraph 3 (including paragraph (a)(ii)(C) thereof), if an Event of Default of the type described in subparagraph 5(a)(iv) has occurred, the aggregate principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders of the Notes, and the Company shall immediately pay to the holders of the Notes all amounts due and payable with respect to the Notes.

               (ii) Subject to the provisions of paragraph 3 (including paragraph (a)(ii)(C) thereof), if any Event of Default (other than under subparagraph 5(a)(iv)) has occurred and is continuing, the holder may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of this Note (together with all such other amounts then due and payable). The Company shall give prompt written notice of any such demand to the other holders of Notes, each of which may demand immediate payment of all or any portion of such holder's Note. If any holder or holders of the Notes demand immediate payment of all or any portion of the Notes, the Company shall immediately pay to such holder or holders all amounts due and payable with respect to such Notes.

               (iii) Each holder of the Notes shall also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.


               (iv) The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

          5. RESTRICTION ON TRANSFER. No holder of any Note shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in a Note, other than to a wholly owned Subsidiary of such holder without the prior written consent of the Company.

          6.   CONVERSION.

          (a)  CONVERSION PROCEDURE.

               (i) At any time and from time to time prior to the payment of this Note in full, the holder of this Note may convert all or any portion of the outstanding principal amount of this Note and any accrued but unpaid interest thereon into a number of shares of the Conversion Stock determined by dividing the principal amount and any accrued but unpaid interest designated by such holder to be converted, by the Conversion Price then in effect.

               (ii) Except as otherwise expressly provided herein, each conversion of this Note shall be deemed to have been effected as of the close of business on the date on which this Note has been surrendered for conversion at the principal office of the Company. At such time as such conversion has been effected, the rights of the holder of this Note as such holder to the extent of the conversion shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

               (iii) Notwithstanding any other provision hereof, if a conversion of any portion of this Note is to be made in connection with a registered public offering or a sale of the Company, the conversion of any portion of this Note may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or the sale of the Company, in which case such conversion shall not be deemed to be effective until the consummation of such transaction.

               (iv) As soon as possible after a conversion has been effected (but in any event within five business days in the case of clause (A) below), the Company shall deliver to the converting holder:

               (A) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

               (B) a new Note representing any portion of the principal amount which was represented by the Note surrendered to the Company in connection with such conversion but which was not converted.

               (v) The issuance of certificates for shares of Conversion Stock upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

               (vi) The Company shall not close its books against the transfer of Conversion Stock issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including, without limitation, making any filings required to be made by the Company).

               (vii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Note, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Notes. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

          (b) CONVERSION PRICE. The initial Conversion Price shall be $5896.75 (the "CONVERSION PRICE").

          (c) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (d) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make lawful and adequate provision (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding) to insure that each of the holders of the Notes shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Conversion Stock immediately theretofore acquirable and receivable upon conversion of such holder's Note had such Organic Change not taken place. In any such case, appropriate provision (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding) shall be made with respect to such holder's rights and interests to insure that the provisions of this paragraph 6 shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of the Notes, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the principal amount of the Notes then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (e)  NOTICES.

               (i) Immediately upon any adjustment of the Conversion Price, the Company shall send written notice thereof to the holder of this Note, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) In order to permit the holder of this Note to exercise its conversion rights set forth in this paragraph 6, the Company shall send written notice to the holder of this Note at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (f) The Company shall also give at least 20 days prior written notice of the date on which any Organic Change, dissolution or liquidation shall take place.

          7.   REPRESENTATIONS AND WARRANTIES

          (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the holder of this Note that as of the Date of
Issuance:

               (i) ORGANIZATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement, except where the failure to have such power and authority would not have a material adverse effect upon the business or financial condition of the Company.

               (ii)  CAPITAL STOCK AND RELATED MATTERS.

               (A) As of the Date of Issuance, (a) the authorized capital stock of the Company will consist of 20,000 of Class A Common, 30,000 shares of Class B Common, 20,000 shares of Class C Common, 15,000 shares of Class D-1 Common, 15,000 shares of Class D-2 Common and 20,000 shares of Class E Common, (b) the Company will have issued, and there will be outstanding, 9,763.75455 shares of Class A Common, 20,659.90688 shares of Class B Common, 5,164.97674 shares of Class C Common, 6,590.18691 shares of Class D-1 Common, 6,817.43451 shares of Class D-2 Common and 2,631.90538 shares of Class E Common, and (c) the Company will have reserved for issuance upon conversion of the Notes 5,087.5480 shares of Class A Common.

               (B) As of the Date of Issuance, the Company will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor will it have outstanding any rights, subscriptions, warrants, agreements, commitments or options to subscribe for or to purchase any capital stock or any stock or securities convertible into or exchangeable for any capital stock, except for this Note and the Stockholders Agreement and outstanding offers to members of the Company's management to acquire shares of Common Stock. As of the Date of Issuance, all of the outstanding shares of the Company's capital stock will have been duly authorized, and upon payment therefore will be validly issued and will be fully paid and nonassessable.

               (iii) AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Note has been duly authorized by the Company. This Note constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors' rights generally. The execution and delivery by the Company of this Note and all other agreements and instruments contemplated hereby and thereby to be executed by the Company and the offer, sale and issuance of the Notes, the Conversion Stock upon conversion of the Notes do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than in connection with certain state and federal securities laws) or any other third party pursuant to, the Company's Certificate of Incorporation or Bylaws, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company is subject or any agreement or instrument to which the Company is a party, or by which its assets are bound, except where the existence of any such conflict, breach, default, right to accelerate or violation, or the creation of any such lien, security interest, charge or encumbrance, or the failure to obtain, take or make any such authorization, consent, approval, exemption, other action, notice or filing, could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole.

          (b) REPRESENTATIONS AND WARRANTIES OF THE HOLDERS. Each holder of Notes hereby severally represents and warrants to and covenants and agrees with, the Company that:

               (i) such holder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the securities purchased hereunder and has had full access to such other information concerning the Company as such holder may have requested and that in making its decision to invest in the securities being purchased hereunder it is not in any way relying on the fact that any other person has decided to be a holder hereunder or to invest in the securities; and

               (ii) such holder (a) is an "accredited investor" as defined in Rule 501(a) under the Securities Act or (b) by reason of its business and financial experience, and the business and financial experience of those retained by it to advise it with respect to its investment in the securities being purchased hereunder, it, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its prospective investment in such securities, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

          8. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, the provisions of the Notes may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the outstanding principal amount of the Notes, and with respect to amendments to paragraph 3 hereof and defined terms related thereto, the Administrative Agent.

          9. DEFINITIONS. For purposes of the Notes, the following capitalized terms have the following meaning.

          "ADMINISTRATIVE AGENT" means The Chase Manhattan Bank, as administrative agent under the Senior Credit Agreement, and any successor thereto or the lead agent under the Senior Credit Agreement.

          "AFFILIATES" means, with respect to any Person, each Person that directly or indirectly controls, is controlled by, or is under common control with such Person. "Affiliate" shall include all the partners of any Person which is a partnership and with respect to any Person, all employees of such Person.

          "CLASS A COMMON STOCK" means the Company's Class A Common Stock, par value $.01 per share.

          "CLASS B COMMON STOCK" means the Company's Class B Common Stock, par value $.01 per share.

          "CLASS C COMMON STOCK" means the Company's Class C Common Stock, par value $.01 per share.

          "CLASS D-1 COMMON STOCK" means the Company's Class D-1 Common Stock, par value $.01 per share.

          "CLASS D-2 COMMON STOCK" means the Company's Class D-2 Non-Voting Common Stock, par value $.01 per share.

          "CLASS E COMMON STOCK" means the Company's Class E Common Stock, par value $.01 per share.

          "COMMON STOCK" means, collectively the Company's Class A Common Stock, the Company's Class B Common Stock, Class C Common Stock, Class D-1 Common Stock, Class D-2 Common Stock and Class E Common Stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "CHANGE OF CONTROL" means either (i) that Onex American Holdings LLC, J2R Partners III and their respective Affiliates cease collectively to own 10% of the then outstanding Common Stock of the Company or (ii) the Company and its subsidiaries sell all or substantially all of their assets.

          "CONVERSION STOCK" means shares of the Company's authorized but unissued Class A Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Notes are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of this Note if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "CONSTRAINING CIRCUMSTANCE" means either (i) the payment of interest to the holder of this Note by the Company (or the payment by a Subsidiary of the Company to the Company of funds for the purpose of paying interest to the holder of this Note) would result in a breach by the Company (or such Subsidiary) of one or more covenants in any agreement pursuant to which one or more financial institutions or pension funds made loans to the Company and/or its Subsidiaries of at least $10,000,000 or (ii) in the reasonable good faith judgment of the Board, the Company does not have funds available to permit it to pay accrued but unpaid interest in full to the holder of this Note.

          "INSOLVENCY EVENT" means any of the events described in Section 9(f) of the Senior Credit Agreement.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "SENIOR CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of October 15, 1999, among the Company, Automotive Components Investments Limited, Morris Ashby Limited, the several banks and other financial institutions from time to time parties thereto, Bank of America NA, as syndication agent, Chase Manhattan International Limited, as administrative agent for the English Lenders and the Euro Lenders, and the Administrative Agent, and all guarantees, security and collateral documents and related documents delivered in connection therewith, as such Credit Agreement may be amended, modified, supplemented or replaced from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Credit Agreement (whether provided by the original Administrative Agent and Lenders under such Credit Agreement or a successor Administrative Agent or other Lenders).

          "SENIOR DEFAULT" means a Default as defined in the Senior Credit Agreement.

          "SENIOR EVENT OF DEFAULT" means an Event of Default as defined in the Senior Credit Agreement.

          "SENIOR LENDERS" means the holders from time to time of Senior Obligations.

          "SENIOR OBLIGATIONS" means (i) the collective reference to the Domestic Obligations and the Foreign Subsidiary Obligations (as defined in the Senior Credit Agreement), (ii) all Indebtedness under the 11-1/2% Senior Subordinated Notes Due 2009, and (iii) any other indebtedness of the Company expressly senior by its terms to the Notes.

          "STOCKHOLDERS AGREEMENT" means that certain investor stockholders agreement, dated as of April 21, 1999 among the Company and certain stockholders of the Company.

          "SUBORDINATED LENDER" means Tower Automotive, Inc., a Delaware corporation.

          "SUBORDINATED LOAN" means the loan made by the Subordinated Lender pursuant to this Note.

          "SUBORDINATED LOAN DOCUMENTS" means the collective reference to this Note and any other documents or instruments that from time to time evidence the Subordinated Obligations or secure or support payment or performance thereof.

          "SUBORDINATED OBLIGATIONS" means the collective reference to the unpaid principal of and interest on the Subordinated Loan and all other obligations and liabilities of the Company to the Subordinated Lender (including, without limitation, interest accruing at the then applicable rate provided in this Note after the maturity of the Subordinated Loan and interest accruing at the then applicable rate provided in this Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Note, the Subordinated Loan, or any other Subordinated Loan Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Subordinated Lender that are required to be paid by the Company pursuant to the terms of this Note or any other Subordinated Loan Documents).

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          10. CANCELLATION. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

          11. PAYMENTS. All payments to be made to the holders of the Notes shall be made in the lawful money of the United States of America in immediately available funds.

          12. PLACE OF PAYMENT. Payments of principal and interest shall be delivered to holder hereof at the following address:

               Tower Automotive, Inc.
               6303 28th Street S.E.
               Grand Rapids, Michigan 49546


or to such other address or to the attention of such other person as specified by prior written notice to the Company.

          13. GOVERNING LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          14. BUSINESS DAYS. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.


                                     *  *  *   *

          IN WITNESS WHEREOF, the Company has executed and delivered this Note on October 14, 1999.



                              J.L. FRENCH AUTOMOTIVE CASTINGS, INC.

                              By:   /s/ Carl E. Nelson
                              Its:   Vice President